Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	April 16, 2018
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record First Quarter 2018 Net Income, an Increase of 40% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $82.0 million or $1.40 per diluted common share for the first quarter of 2018 compared to net income of $68.8 million or $1.17 per diluted common share for the fourth quarter of 2017 and $58.4 million or $1.00 per diluted common share for the first quarter of 2017.

Highlights of the First Quarter of 2018 *:

•	Total assets increased by $541 million from the prior quarter and now total $28.5 billion.

•	Total loans increased by $421 million from the prior quarter.

•
Net interest margin increased primarily as a result of higher earning asset yields due to rising interest rates in the market. This increase as well as $586 million of growth in average earning assets since the fourth quarter of 2017 drove a $6.0 million increase in net interest income over the prior quarter.

•	Return on average assets increased to 1.20% from 1.00% in the prior quarter. Return on average common equity increased to 11.29% from 9.39% in the prior quarter.

•
Decrease in effective tax rate to 24.14% from 28.19% in the fourth quarter of 2017, which was impacted by the enactment of the Tax Cuts and Jobs Act on December 22, 2017 ("Tax Reform") and $2.6 million of excess tax benefits related to income taxes attributed to share-based compensation.

•	Allowance for loan losses as a percentage of total non-performing loans remained strong at 156%.

•
Net charge-offs increased to $6.7 million from $3.7 million in the fourth quarter of 2017. Annualized net charge-offs as a percentage of average total loans remained at historically low levels at 12 basis points for the current quarter.

•	Losses from the sale and negative fair value adjustments realized on other real estate owned increased by $2.7 million during the quarter as a result of our continued monitoring and workout efforts.

•
Mortgage banking revenue increased to $31.0 million, which was positively impacted by a $4.1 million positive fair value adjustment related to mortgage servicing rights assets compared to a $46,000 positive fair value adjustment in the fourth quarter of 2017. The previously announced acquisition of iFreedom Direct Corporation DBA Veterans First Mortgage ("Veterans First") was completed, which positively impacted mortgage banking revenue by $5.9 million from approximately half a quarter of origination activity during the period after the pipeline was initially established, offset by $5.9 million in expenses from nearly the entire quarter. Additionally, associated with the Veterans First acquisition, $13.8 million of mortgage servicing rights assets were acquired.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, "Wintrust reported record net income for the ninth consecutive quarter. These results reflected the steady strength of our internal growth engine at Wintrust as we grew assets by $541 million. The first quarter of 2018 was also characterized by the increased net interest margin as we continued to benefit from rising interest rates, reduced operating costs, steady credit quality metrics and the completion of the acquisition of Veterans First."

Mr. Wehmer continued, "We grew our loan portfolio by $421 million during the first quarter of 2018, which was driven by strong growth in the commercial loan portfolio. The improvement in net interest margin during the period was primarily attributable to rising interest rates in the market. We remain well positioned for expected rising rates in the future. The increased loan volume and continued improvement in net interest margin along with the continued momentum from loan growth at the very end of 2017 resulted in an increase in net interest income of $6.0 million in the first quarter of 2018, despite two less days in the quarter. Our loan pipelines remain consistently strong."

Commenting on credit quality, Mr. Wehmer noted, "Credit quality metrics remained strong during the first quarter of 2018 and the Company continued its practice of addressing and resolving non-performing credits in a timely fashion. Total non-performing assets decreased $4.6 million during the first quarter of 2018 resulting in non-performing assets as a percentage of total assets dropping from 0.47% to 0.44% during the period. Total non-performing loans decreased slightly in the first quarter of 2018 and now total $89.7 million, or 0.41% of total loans. As a percentage of non-performing loans, the allowance for loan losses remained strong at 156%. Other real estate owned decreased $4.0 million to $36.6 million during the first quarter of 2018 as a result of our continued monitoring and workout efforts. Net charge-offs totaled $6.7 million in the current quarter, increasing $3.0 million from the fourth quarter of 2017. This increase was driven primarily by $4.3 million of net charge-offs within the commercial insurance premium finance receivables portfolio. Despite this increase during the current period, annualized net charge-offs as a percentage of total loans ended the first quarter of 2018 at 0.12%, which remains at historically low levels. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, "Mortgage banking revenue in the first quarter of 2018 totaled $31.0 million, an increase of $3.5 million compared to the fourth quarter of 2017 and an increase of $9.0 million compared to the first quarter of 2017. The increase in mortgage banking revenue for the first quarter of 2018 compared to the fourth quarter of 2017 was impacted by the acquisition of Veterans First, which contributed approximately $5.9 million during its first partial quarter of being a part of Wintrust. Veterans First will continue to assist us in growing our mortgage banking business with opportunities to expand in both size and delivery channels. Mortgage loan origination volumes in the first quarter of 2018 declined to $779 million from $879 million in the fourth quarter of 2017 as a result of the recent rise in interest rates and typical seasonality in January and February within our primary markets. Home purchases activity represented 73% of the volume for the first quarter of 2018 compared to 67% in the fourth quarter of 2017. Our mortgage pipeline remains strong. We continue to look for opportunities to further enhance the mortgage banking business both organically and through acquisitions."

Turning to the future, Mr. Wehmer stated, "We expect our growth engine to continue its momentum from the first quarter into the remainder of 2018. Wintrust continues to take a steady and measured approach to achieving our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure to achieve our goal of a net overhead ratio below 1.50% by the end of 2018 and continuing to increase shareholder value. Loan growth at the end of the first quarter of 2018 should add to this momentum as period-end loan balances exceeded the first quarter average balance by $351 million. We remain well-positioned for a rising interest rate environment in the future, which, coupled with this loan growth, should continue to grow net interest income. Additionally, Tax Reform is expected to help fuel our growth and increase profitability as we continue through 2018. As previously noted, we expect our effective income tax rate for the full year of 2018 to be approximately 26%-27%, excluding any impact of excess tax benefits associated with share-based compensation. Evaluating strategic acquisitions and organic branch growth will also be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. To that end, the Company opened one new branch location in the heart of Wrigleyville in Chicago during April and anticipates opening four or five additional branches in Illinois and Wisconsin during the second and third quarters of 2018. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the first quarter of 2018.

Wintrust’s key operating measures and growth rates for the first quarter of 2018, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp) change from 4th Quarter 2017		% or basis point (bp) change from 1st Quarter 2017
	Three Months Ended
(Dollars in thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Net income	$81,981	$68,781	$58,378	19%		40%
Net income per common share – diluted	$1.40	$1.17	$1.00	20%		40%
Net revenue (1)	$310,761	$300,137	$261,345	4%		19%
Net interest income	$225,082	$219,099	$192,580	3%		17%
Net interest margin	3.54%	3.45%	3.36%	9	bp	18	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.56%	3.49%	3.39%	7	bp	17	bp
Net overhead ratio (3)	1.58%	1.69%	1.60%	(11)	bp	(2)	bp
Return on average assets	1.20%	1.00%	0.94%	20	bp	26	bp
Return on average common equity	11.29%	9.39%	8.93%	190	bp	236	bp
Return on average tangible common equity (non-GAAP) (2)	14.02%	11.65%	11.44%	237	bp	258	bp
At end of period
Total assets	$28,456,772	$27,915,970	$25,778,893	8%		10%
Total loans, excluding covered loans	22,062,134	21,640,797	19,931,058	8%		11%
Total deposits	23,279,327	23,183,347	21,730,441	2%		7%
Total shareholders’ equity	3,031,250	2,976,939	2,764,983	7%		10%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Selected Financial Condition Data (at end of period):
Total assets	$28,456,772	$27,915,970	$25,778,893
Total loans, excluding covered loans	22,062,134	21,640,797	19,931,058
Total deposits	23,279,327	23,183,347	21,730,441
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	3,031,250	2,976,939	2,764,983
Selected Statements of Income Data:
Net interest income	$225,082	$219,099	$192,580
Net revenue (1)	310,761	300,137	261,345
Net income	81,981	68,781	58,378
Net income per common share – Basic	$1.42	$1.19	$1.05
Net income per common share – Diluted	$1.40	$1.17	$1.00
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.54%	3.45%	3.36%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.56%	3.49%	3.39%
Non-interest income to average assets	1.25%	1.18%	1.11%
Non-interest expense to average assets	2.83%	2.87%	2.70%
Net overhead ratio (3)	1.58%	1.69%	1.60%
Return on average assets	1.20%	1.00%	0.94%
Return on average common equity	11.29%	9.39%	8.93%
Return on average tangible common equity (non-GAAP) (2)	14.02%	11.65%	11.44%
Average total assets	$27,809,597	$27,179,484	$25,207,348
Average total shareholders’ equity	2,995,592	2,942,999	2,739,050
Average loans to average deposits ratio (excluding covered loans)	95.2%	92.3%	92.5%
Common Share Data at end of period:
Market price per common share	$86.05	$82.37	$69.12
Book value per common share (2)	$51.66	$50.96	$47.88
Tangible common book value per share (2)	$42.17	$41.68	$37.97
Common shares outstanding	56,256,498	55,965,207	52,503,663
Other Data at end of period:(6)
Leverage Ratio (4)	9.4%	9.3%	9.3%
Tier 1 capital to risk-weighted assets (4)	10.0%	9.9%	10.0%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.4%	8.9%
Total capital to risk-weighted assets (4)	12.1%	12.0%	12.2%
Allowance for credit losses (5)	$140,746	$139,174	$127,630
Non-performing loans	89,690	90,162	78,979
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.64%
Non-performing loans to total loans	0.41%	0.42%	0.40%
Number of:
Bank subsidiaries	15	15	15
Banking offices	157	157	155

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Assets
Cash and due from banks	$231,407	$277,534	$214,102
Federal funds sold and securities purchased under resale agreements	57	57	3,046
Interest bearing deposits with banks	980,380	1,063,242	1,007,468
Available-for-sale securities, at fair value	1,895,688	1,803,666	1,803,733
Held-to-maturity securities, at amortized cost	892,937	826,449	667,764
Trading account securities	1,682	995	714
Equity securities with readily determinable fair value	37,832	—	—
Federal Home Loan Bank and Federal Reserve Bank stock	104,956	89,989	78,904
Brokerage customer receivables	24,531	26,431	23,171
Mortgage loans held-for-sale	411,505	313,592	288,964
Loans, net of unearned income, excluding covered loans	22,062,134	21,640,797	19,931,058
Covered loans	—	—	52,359
Total loans	22,062,134	21,640,797	19,983,417
Allowance for loan losses	(139,503)	(137,905)	(125,819)
Allowance for covered loan losses	—	—	(1,319)
Net loans	21,922,631	21,502,892	19,856,279
Premises and equipment, net	626,687	621,895	598,746
Lease investments, net	190,775	212,335	155,233
Accrued interest receivable and other assets	601,794	567,374	560,741
Trade date securities receivable	—	90,014	—
Goodwill	511,497	501,884	499,341
Other intangible assets	22,413	17,621	20,687
Total assets	$28,456,772	$27,915,970	$25,778,893
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,612,319	$6,792,497	$5,790,579
Interest bearing	16,667,008	16,390,850	15,939,862
Total deposits	23,279,327	23,183,347	21,730,441
Federal Home Loan Bank advances	915,000	559,663	227,585
Other borrowings	247,092	266,123	238,787
Subordinated notes	139,111	139,088	138,993
Junior subordinated debentures	253,566	253,566	253,566
Accrued interest payable and other liabilities	591,426	537,244	424,538
Total liabilities	25,425,522	24,939,031	23,013,910
Shareholders’ Equity:
Preferred stock	125,000	125,000	251,257
Common stock	56,364	56,068	52,605
Surplus	1,540,673	1,529,035	1,381,886
Treasury stock	(5,355)	(4,986)	(4,884)
Retained earnings	1,387,663	1,313,657	1,143,943
Accumulated other comprehensive loss	(73,095)	(41,835)	(59,824)
Total shareholders’ equity	3,031,250	2,976,939	2,764,983
Total liabilities and shareholders’ equity	$28,456,772	$27,915,970	$25,778,893

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
(In thousands, except per share data)	March 31, 2018	December 31, 2017	March 31, 2017
Interest income
Interest and fees on loans	234,994	226,447	196,916
Mortgage loans held-for-sale	2,818	3,291	2,398
Interest bearing deposits with banks	2,796	2,723	1,623
Federal funds sold and securities purchased under resale agreements	—	—	1
Investment securities	19,128	18,160	13,573
Trading account securities	14	2	11
Federal Home Loan Bank and Federal Reserve Bank stock	1,298	1,067	1,070
Brokerage customer receivables	157	150	167
Total interest income	261,205	251,840	215,759
Interest expense
Interest on deposits	26,549	24,930	16,270
Interest on Federal Home Loan Bank advances	3,639	2,124	1,590
Interest on other borrowings	1,699	1,600	1,139
Interest on subordinated notes	1,773	1,786	1,772
Interest on junior subordinated debentures	2,463	2,301	2,408
Total interest expense	36,123	32,741	23,179
Net interest income	225,082	219,099	192,580
Provision for credit losses	8,346	7,772	5,209
Net interest income after provision for credit losses	216,736	211,327	187,371
Non-interest income
Wealth management	22,986	21,910	20,148
Mortgage banking	30,960	27,411	21,938
Service charges on deposit accounts	8,857	8,907	8,265
(Losses) gains on investment securities, net	(351)	14	(55)
Fees from covered call options	1,597	1,610	759
Trading gains (losses), net	103	24	(320)
Operating lease income, net	9,691	8,598	5,782
Other	11,836	12,564	12,248
Total non-interest income	85,679	81,038	68,765
Non-interest expense
Salaries and employee benefits	112,436	118,009	99,316
Equipment	10,072	9,500	9,002
Operating lease equipment depreciation	6,533	7,015	4,636
Occupancy, net	13,767	14,154	13,101
Data processing	8,493	7,915	7,925
Advertising and marketing	8,824	7,382	5,150
Professional fees	6,649	8,879	4,660
Amortization of other intangible assets	1,004	1,028	1,164
FDIC insurance	4,362	4,324	4,156
OREO expense, net	2,926	599	1,665
Other	19,283	17,775	17,343
Total non-interest expense	194,349	196,580	168,118
Income before taxes	108,066	95,785	88,018
Income tax expense	26,085	27,004	29,640
Net income	$81,981	$68,781	$58,378
Preferred stock dividends	2,050	2,050	3,628
Net income applicable to common shares	$79,931	$66,731	$54,750
Net income per common share - Basic	$1.42	$1.19	$1.05
Net income per common share - Diluted	$1.40	$1.17	$1.00
Cash dividends declared per common share	$0.19	$0.14	$0.14
Weighted average common shares outstanding	56,137	55,924	52,267
Dilutive potential common shares	888	1,010	4,160
Average common shares and dilutive common shares	57,025	56,934	56,427

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended
(In thousands, except per share data)		March 31, 2018	December 31, 2017	March 31, 2017
Net income		$81,981	$68,781	$58,378
Less: Preferred stock dividends		2,050	2,050	3,628
Net income applicable to common shares—Basic	(A)	79,931	66,731	54,750
Add: Dividends on convertible preferred stock, if dilutive		—	—	1,578
Net income applicable to common shares—Diluted	(B)	79,931	66,731	56,328
Weighted average common shares outstanding	(C)	56,137	55,924	52,267
Effect of dilutive potential common shares:
Common stock equivalents		888	1,010	1,060
Convertible preferred stock, if dilutive		—	—	3,100
Weighted average common shares and effect of dilutive potential common shares	(D)	57,025	56,934	56,427
Net income per common share:
Basic	(A/C)	$1.42	$1.19	$1.05
Diluted	(B/D)	$1.40	$1.17	$1.00

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 25, 2017, 2,073 shares of the Series C Preferred Stock were converted at the option of the respective holder into 51,244 shares of the Company's common stock, pursuant to the terms of the Series C Preferred Stock. On April 27, 2017, the Company caused a mandatory conversion of its outstanding 124,184 shares of Series C Preferred Stock into 3,069,828 shares of the Company's common stock at a conversion rate of 24.72 shares of common stock per share of Series C Preferred Stock. Cash was paid in lieu of fractional shares for an amount considered insignificant.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars and shares in thousands)	2018	2017	2017	2017	2017
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$261,205	$251,840	$247,688	$231,181	$215,759
Taxable-equivalent adjustment:
- Loans	670	1,106	1,033	831	790
- Liquidity Management Assets	531	1,019	921	866	907
- Other Earning Assets	3	2	5	2	5
(B) Interest Income - FTE	$262,409	$253,967	$249,647	$232,880	$217,461
(C) Interest Expense (GAAP)	36,123	32,741	31,700	26,772	23,179
(D) Net Interest Income - FTE (B minus C)	$226,286	$221,226	$217,947	$206,108	$194,282
(E) Net Interest Income (GAAP) (A minus C)	$225,082	$219,099	$215,988	$204,409	$192,580
Net interest margin (GAAP-derived)	3.54%	3.45%	3.43%	3.41%	3.36%
Net interest margin - FTE	3.56%	3.49%	3.46%	3.43%	3.39%
(F) Non-interest income	$85,679	$81,038	$79,731	$89,972	$68,765
(G) Gains (losses) on investment securities, net	(351)	14	39	47	(55)
(H) Non-interest expense	194,349	196,580	183,575	183,544	168,118
Efficiency ratio (H/(E+F-G))	62.47%	65.50%	62.09%	62.36%	64.31%
Efficiency ratio - FTE (H/(D+F-G))	62.23%	65.04%	61.68%	62.00%	63.90%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$3,031,250	$2,976,939	$2,908,925	$2,839,458	$2,764,983
(I) Less: Convertible preferred stock	—	—	—	—	(126,257)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(533,910)	(519,505)	(520,672)	(519,806)	(520,028)
(J) Total tangible common shareholders’ equity	$2,372,340	$2,332,434	$2,263,253	$2,194,652	$1,993,698
Total assets	$28,456,772	$27,915,970	$27,358,162	$26,929,265	$25,778,893
Less: Intangible assets	(533,910)	(519,505)	(520,672)	(519,806)	(520,028)
(K) Total tangible assets	$27,922,862	$27,396,465	$26,837,490	$26,409,459	$25,258,865
Tangible common equity ratio (J/K)	8.5%	8.5%	8.4%	8.3%	7.9%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.5%	8.5%	8.4%	8.3%	8.4%
Calculation of book value per share
Total shareholders’ equity	$3,031,250	$2,976,939	$2,908,925	$2,839,458	$2,764,983
Less: Preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(251,257)
(L) Total common equity	$2,906,250	$2,851,939	$2,783,925	$2,714,458	$2,513,726
(M) Actual common shares outstanding	56,256	55,965	55,838	55,700	52,504
Book value per common share (L/M)	$51.66	$50.96	$49.86	$48.73	$47.88
Tangible common book value per share (J/M)	$42.17	$41.68	$40.53	$39.40	$37.97

Calculation of return on average common equity
(N) Net income applicable to common shares	$79,931	$66,731	$63,576	$62,847	$54,750
Add: After-tax intangible asset amortization	761	738	672	726	771
(O) Tangible net income applicable to common shares	$80,692	$67,469	$64,248	$63,573	$55,521
Total average shareholders' equity	$2,995,592	$2,942,999	$2,882,682	$2,800,905	$2,739,050
Less: Average preferred stock	(125,000)	(125,000)	(125,000)	(161,028)	(251,257)
(P) Total average common shareholders' equity	$2,870,592	$2,817,999	$2,757,682	$2,639,877	$2,487,793
Less: Average intangible assets	(536,676)	(519,626)	(520,333)	(519,340)	(520,346)
(Q) Total average tangible common shareholders’ equity	$2,333,916	$2,298,373	$2,237,349	$2,120,537	$1,967,447
Return on average common equity, annualized (N/P)	11.29%	9.39%	9.15%	9.55%	8.93%
Return on average tangible common equity, annualized (O/Q)	14.02%	11.65%	11.39%	12.02%	11.44%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the first quarter of 2018, revenue within this unit was primarily driven by increased net interest income due to a higher net interest margin and increased earning assets. The net interest margin increased in the first quarter of 2018 compared to the fourth quarter of 2017 primarily as a result of higher yields on the commercial and commercial real estate loan portfolios (excluding lease loans) and the liquidity management assets portfolio, partially offset by higher rates on interest-bearing liabilities. Mortgage banking revenue increased by $3.5 million from $27.4 million for the fourth quarter of 2017 to $31.0 million for the first quarter of 2018. The higher revenue was primarily due to increased revenue from the Veterans First acquisition of $5.9 million and a $4.1 million positive fair value adjustment related to mortgage servicing rights assets compared to a $46,000 positive fair value adjustment in the fourth quarter of 2017. The increase in revenue was partially offset as origination volume was lower during the current period, decreasing to $778.9 million from $879.4 million in the fourth quarter of 2017, as a result of typical seasonality in our primary markets. Home purchases represented 73% of loan origination volume for the first quarter of 2018. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at March 31, 2018, gross commercial and commercial real estate loan pipelines totaled $1.1 billion, or $688.4 million when adjusted for the probability of closing, compared to $974.4 million, or $630.2 million when adjusted for the probability of closing, at December 31, 2017.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries and accounts receivable financing, value-added, out-sourced administrative services, and other services. In the first quarter of 2018, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $1.8 billion during the first quarter of 2018 resulted in a $188.3 million increase in average balances. The increase in average balances along with higher yields on these loans resulted in a $2.7 million increase in interest income attributed to this portfolio. The Company's leasing business remained steady during the first quarter of 2018, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $986.7 million at the end of the first quarter of 2018. Revenues from the Company's out-sourced administrative services business remained steady, totaling approximately $1.1 million in the first quarter of 2018 and fourth quarter of 2017.

Wealth Management

Through its wealth management unit, the Company offers a full range of wealth management services through three separate subsidiaries: trust and investment services, asset management, securities brokerage services and 401(k) and retirement plan services. At March 31, 2018, the Company’s wealth management subsidiaries had approximately $24.3 billion of assets under administration, which includes $2.9 billion of assets owned by the Company and its subsidiary banks, representing a $347.1 million decrease from the $24.6 billion of assets under administration at December 31, 2017. This decrease in assets under administration was primarily driven by market depreciation.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2018	December 31, 2017	March 31, 2017	From (1) December 31, 2017	From March 31, 2017
Balance:
Commercial	$7,060,871	$6,787,677	$6,081,489	16%	16%
Commercial real estate	6,633,520	6,580,618	6,261,682	3	6
Home equity	626,547	663,045	708,258	(22)	(12)
Residential real estate	869,104	832,120	720,608	18	21
Premium finance receivables - commercial	2,576,150	2,634,565	2,446,946	(9)	5
Premium finance receivables - life insurance	4,189,961	4,035,059	3,593,563	16	17
Consumer and other	105,981	107,713	118,512	(7)	(11)
Total loans, net of unearned income, excluding covered loans	$22,062,134	$21,640,797	$19,931,058	8%	11%
Covered loans	—	—	52,359	—	(100)
Total loans, net of unearned income	$22,062,134	$21,640,797	$19,983,417	8%	10%
Mix:
Commercial	32%	31%	30%
Commercial real estate	30	30	31
Home equity	3	3	4
Residential real estate	4	4	4
Premium finance receivables - commercial	12	12	12
Premium finance receivables - life insurance	19	19	18
Consumer and other	—	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%
Covered loans	—	—	—
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of March 31, 2018
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$4,560,880	33.4%	$10,051	$—	$39,182
Franchise	935,358	6.8	2,401	—	7,116
Mortgage warehouse lines of credit	163,470	1.2	—	—	1,297
Asset-based lending	977,735	7.1	1,194	—	8,316
Leases	414,198	3.0	361	—	1,222
PCI - commercial loans (1)	9,230	0.1	—	856	503
Total commercial	$7,060,871	51.6%	$14,007	$856	$57,636
Commercial Real Estate:
Construction	$815,636	6.0%	$3,139	$—	$9,596
Land	122,690	0.9	182	—	3,990
Office	891,071	6.5	474	—	5,800
Industrial	906,144	6.6	1,427	—	5,899
Retail	895,622	6.5	12,274	—	8,135
Multi-family	931,355	6.8	19	—	9,613
Mixed use and other	1,955,456	14.3	4,310	—	14,377
PCI - commercial real estate (1)	115,546	0.8	—	3,107	71
Total commercial real estate	$6,633,520	48.4%	$21,825	$3,107	$57,481
Total commercial and commercial real estate	$13,694,391	100.0%	$35,832	$3,963	$115,117

Commercial real estate - collateral location by state:
Illinois	$5,199,090	78.4%
Wisconsin	706,076	10.6
Total primary markets	$5,905,166	89.0%
Indiana	138,999	2.1
Florida	57,260	0.9
Arizona	55,914	0.8
Michigan	46,230	0.7
California	67,922	1.0
Other (no individual state greater than 0.6%)	362,029	5.5
Total	$6,633,520	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2018	December 31, 2017	March 31, 2017	From (1) December 31, 2017	From March 31, 2017
Balance:
Non-interest bearing	$6,612,319	$6,792,497	$5,790,579	(11)%	14%
NOW and interest bearing demand deposits	2,315,122	2,315,055	2,484,676	—	(7)
Wealth management deposits (2)	2,495,134	2,323,699	2,390,464	30	4
Money market	4,617,122	4,515,353	4,555,752	9	1
Savings	2,901,504	2,829,373	2,287,958	10	27
Time certificates of deposit	4,338,126	4,407,370	4,221,012	(6)	3
Total deposits	$23,279,327	$23,183,347	$21,730,441	2%	7%
Mix:
Non-interest bearing	28%	29%	27%
NOW and interest bearing demand deposits	10	10	11
Wealth management deposits (2)	11	10	11
Money market	20	20	21
Savings	12	12	11
Time certificates of deposit	19	19	19
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of March 31, 2018

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$59,651	$30,577	$120,910	$843,754	$1,054,892	0.98%
4-6 months	—	26,741	—	658,681	685,422	1.04%
7-9 months	—	16,099	—	600,322	616,421	1.15%
10-12 months	—	13,506	—	649,139	662,645	1.31%
13-18 months	249	19,470	—	727,824	747,543	1.41%
19-24 months	—	15,095	—	272,301	287,396	1.66%
24+ months	1,000	8,663	—	274,144	283,807	1.64%
Total	$60,900	$130,151	$120,910	$4,026,165	$4,338,126	1.23%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the first quarter of 2018 compared to the fourth quarter of 2017 (sequential quarters) and first quarter of 2017 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	December 31, 2017	March 31, 2017
Interest-bearing deposits with banks and cash equivalents(1)	$749,973	$914,319	$780,752	$2,796	$2,723	$1,624	1.51%	1.18%	0.84%
Investment securities(2)	2,892,617	2,736,253	2,395,625	19,659	19,179	14,480	2.76	2.78	2.45
FHLB and FRB stock	105,414	82,092	94,090	1,298	1,067	1,070	4.99%	5.15	4.61
Liquidity management assets(3)(8)	$3,748,004	$3,732,664	$3,270,467	$23,753	$22,969	$17,174	2.57%	2.44%	2.13%
Other earning assets(3)(4)(8)	27,571	26,955	25,236	174	154	183	2.56	2.27	2.95
Mortgage loans held-for-sale	281,181	335,385	268,834	2,818	3,291	2,398	4.06	3.89	3.62
Loans, net of unearned income(3)(5)(8)	21,711,342	21,080,984	19,654,772	235,664	227,467	196,788	4.40	4.28	4.06
Covered loans	—	6,025	56,872	—	86	918	—	5.66	6.55
Total earning assets(8)	$25,768,098	$25,182,013	$23,276,181	$262,409	$253,967	$217,461	4.13%	4.00%	3.79%
Allowance for loan and covered loan losses	(143,108)	(138,584)	(127,425)
Cash and due from banks	254,489	244,097	229,588
Other assets	1,930,118	1,891,958	1,829,004
Total assets	$27,809,597	$27,179,484	$25,207,348

NOW and interest bearing demand deposits	$2,255,692	$2,284,576	$2,512,598	$1,386	$1,407	$1,093	0.25%	0.24%	0.18%
Wealth management deposits	2,250,139	2,005,197	2,082,285	5,441	4,059	2,313	0.98	0.80	0.45
Money market accounts	4,520,620	4,611,515	4,407,901	4,667	4,154	2,221	0.42	0.36	0.20
Savings accounts	2,813,772	2,741,621	2,227,024	2,732	2,716	1,329	0.39	0.39	0.24
Time deposits	4,322,111	4,581,464	4,236,862	12,323	12,594	9,314	1.16	1.09	0.89
Interest-bearing deposits	$16,162,334	$16,224,373	$15,466,670	$26,549	$24,930	$16,270	0.67%	0.61%	0.43%
Federal Home Loan Bank advances	872,811	324,748	181,338	3,639	2,124	1,590	1.69	2.59	3.55
Other borrowings	263,125	255,972	255,012	1,699	1,600	1,139	2.62	2.48	1.81
Subordinated notes	139,094	139,065	138,980	1,773	1,786	1,772	5.10	5.14	5.10
Junior subordinated debentures	253,566	253,566	253,566	2,463	2,301	2,408	3.89	3.55	3.80
Total interest-bearing liabilities	$17,690,930	$17,197,724	$16,295,566	$36,123	$32,741	$23,179	0.83%	0.75%	0.58%
Non-interest bearing deposits	6,639,845	6,605,553	5,787,034
Other liabilities	483,230	433,208	385,698
Equity	2,995,592	2,942,999	2,739,050
Total liabilities and shareholders’ equity	$27,809,597	$27,179,484	$25,207,348
Interest rate spread(6)(8)							3.30%	3.25%	3.21%
Less: Fully tax-equivalent adjustment				(1,204)	(2,127)	(1,702)	(0.02)	(0.04)	(0.03)
Net free funds/contribution(7)	$8,077,168	$7,984,289	$6,980,615				0.26	0.24	0.18
Net interest income/ margin(8) (GAAP)				$225,082	$219,099	$192,580	3.54%	3.45%	3.36%
Fully tax-equivalent adjustment				1,204	2,127	1,702	0.02	0.04	0.03
Net interest income/ margin - FTE (8)				$226,286	$221,226	$194,282	3.56%	3.49%	3.39%

(1)	Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.

(2)
Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.

(3)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period. The total adjustments for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017 were $1.2 million, $2.1 million and $1.7 million, respectively.

(4)	Other earning assets include brokerage customer receivables and trading account securities.

(5)	Loans, net of unearned income, include non-accrual loans.

(6)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(7)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(8)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first quarter of 2018, net interest income totaled $225.1 million, an increase of $6.0 million as compared to the fourth quarter of 2017 and an increase of $32.5 million as compared to the first quarter of 2017. Net interest margin was 3.54% (3.56% on a fully tax-equivalent basis) during the first quarter of 2018 compared to 3.45% (3.49% on a fully tax-equivalent basis) during the fourth quarter of 2017 and 3.36% (3.39% on a fully tax-equivalent basis) during the first quarter of 2017. The $6.0 million increase in net interest income in the first quarter of 2018 compared to the fourth quarter of 2017 was attributable to a $5.2 million increase from higher levels of earning assets and a $5.7 million increase from rising rates, partially offset by a $4.9 million decrease due to two less days in the quarter.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at March 31, 2018, December 31, 2017 and March 31, 2017 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
March 31, 2018	18.8%	9.7%	(11.6)%
December 31, 2017	17.7%	9.0%	(11.8)%
March 31, 2017	17.7%	9.3%	(13.2)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
March 31, 2018	9.0%	4.6%	(4.8)%
December 31, 2017	8.9%	4.6%	(5.1)%
March 31, 2017	7.3%	3.9%	(4.8)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio at March 31, 2018 by date at which the loans reprice or mature, and the type of rate exposure:

As of March 31, 2018	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$155,596	$927,376	$562,064	$1,645,036
Variable rate	5,409,222	6,613	—	5,415,835
Total commercial	$5,564,818	$933,989	$562,064	$7,060,871
Commercial real estate
Fixed rate	409,640	1,750,632	275,186	2,435,458
Variable rate	4,170,629	27,279	154	4,198,062
Total commercial real estate	$4,580,269	$1,777,911	$275,340	$6,633,520
Home equity
Fixed rate	11,561	4,733	43,465	59,759
Variable rate	566,788	—	—	566,788
Total home equity	$578,349	$4,733	$43,465	$626,547
Residential real estate
Fixed rate	82,686	30,356	154,028	267,070
Variable rate	65,171	221,227	315,636	602,034
Total residential real estate	$147,857	$251,583	$469,664	$869,104
Premium finance receivables - commercial
Fixed rate	2,499,041	77,109	—	2,576,150
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,499,041	$77,109	$—	$2,576,150
Premium finance receivables - life insurance
Fixed rate	13,330	2,856	2,154	18,340
Variable rate	4,171,621	—	—	4,171,621
Total premium finance receivables - life insurance	$4,184,951	$2,856	$2,154	$4,189,961
Consumer and other
Fixed rate	53,926	12,582	2,337	68,845
Variable rate	37,118	18	—	37,136
Total consumer and other	$91,044	$12,600	$2,337	$105,981
Total per category
Fixed rate	3,225,780	2,805,644	1,039,234	7,070,658
Variable rate	14,420,549	255,137	315,790	14,991,476
Total loans, net of unearned income	$17,646,329	$3,060,781	$1,355,024	$22,062,134
Variable Rate Loan Pricing by Index:
Prime	$2,685,331
One- month LIBOR	7,433,808
Three- month LIBOR	406,365
Twelve- month LIBOR	4,225,145
Other	240,827
Total variable rate	$14,991,476

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
2.90
2.70
2.50
2.30
2.10
1.90
1.70
1.50
1.30
1.10
0.90
0.70
0.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
3/31/17
4/30/17
5/31/17
6/30/17
7/31/17
8/31/17
9/30/17
10/31/17
11/30/17
12/31/17
1/31/18
2/28/18
3/31/18

	3/31/2017	4/30/2017	5/31/2017	6/30/2017	7/31/2017	8/31/2017	9/30/2017	10/31/2017	11/30/2017	12/31/2017	1/31/2018	2/28/2018	3/31/2018
1M Libor	0.98	1.00	1.06	1.22	1.23	1.23	1.23	1.24	1.36	1.56	1.58	1.66	1.88
3M Libor	1.15	1.17	1.21	1.30	1.31	1.32	1.33	1.38	1.48	1.69	1.78	2.01	2.31
12M Libor	1.80	1.77	1.72	1.74	1.73	1.71	1.78	1.85	1.94	2.11	2.27	2.48	2.66
Prime	4.00	4.00	4.00	4.25	4.25	4.25	4.25	4.25	4.25	4.50	4.50	4.50	4.75

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same increases as the Prime rate when the Federal Reserve raises interest rates.  Specifically, the Company has $7.4 billion of variable rate loans tied to one-month LIBOR and $4.2 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows:

Changes in
	Prime	1-month LIBOR	12-month LIBOR
Second Quarter 2017	+25 bps	+24 bps	-6 bps
Third Quarter 2017	0 bps	+1 bps	+4 bps
Fourth Quarter 2017	+25 bps	+33 bps	+33 bps
First Quarter 2018	+25 bps	+32 bps	+55 bps

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	March 31,	December 31,	March 31,	Q1 2018 compared to Q4 2017		Q1 2018 compared to Q1 2017
(Dollars in thousands)	2018	2017	2017	$ Change	% Change	$ Change	% Change
Brokerage	$6,031	$6,067	$6,220	$(36)	(1)%	$(189)	(3)%
Trust and asset management	16,955	15,843	13,928	1,112	7	3,027	22
Total wealth management	22,986	21,910	20,148	1,076	5	2,838	14
Mortgage banking	30,960	27,411	21,938	3,549	13	9,022	41
Service charges on deposit accounts	8,857	8,907	8,265	(50)	(1)	592	7
(Losses) gains on investment securities, net	(351)	14	(55)	(365)	NM	(296)	NM
Fees from covered call options	1,597	1,610	759	(13)	(1)	838	NM
Trading gains (losses), net	103	24	(320)	79	NM	423	NM
Operating lease income, net	9,691	8,598	5,782	1,093	13	3,909	68
Other:
Interest rate swap fees	2,237	1,963	1,433	274	14	804	56
BOLI	714	754	985	(40)	(5)	(271)	(28)
Administrative services	1,061	1,103	1,024	(42)	(4)	37	4
Early pay-offs of capital leases	33	7	1,211	26	NM	(1,178)	(97)
Miscellaneous	7,791	8,737	7,595	(946)	(11)	196	3
Total Other	11,836	12,564	12,248	(728)	(6)	(412)	(3)
Total Non-Interest Income	$85,679	$81,038	$68,765	$4,641	6%	$16,914	25%
NM - Not meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in wealth management revenue during the current period as compared to the fourth quarter of 2017 and first quarter of 2017 is primarily attributable to market appreciation at the beginning of the quarter related to managed money accounts with fees based on assets under management at the beginning of the quarterly term. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The increase in mortgage banking revenue in the current quarter as compared to the fourth quarter of 2017 resulted primarily from increased revenue of $5.9 million from the Veterans First acquisition and a $4.1 million positive fair value adjustment related to mortgage servicing rights assets compared to a $46,000 positive fair value adjustment in the fourth quarter of 2017, partially offset by lower origination volumes in the current quarter. Mortgage loans originated or purchased for sale totaled $778.9 million in the first quarter of 2018 as compared to $879.4 million in the fourth quarter of 2017 and $722.5 million in the first quarter of 2017. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of mortgage servicing rights as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated mortgage servicing rights ("MSRs") retained or released. Additionally, through the acquisition of Veterans First, the Company acquired approximately $13.8 million of MSRs in the first quarter of 2018. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended
(Dollars in thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Originations:
Retail originations	$539,911	744,496	$624,971
Correspondent originations	126,464	134,904	97,496
Veterans First originations	112,477	—	—
Total originations (A)	$778,852	879,400	$722,467

Purchases as a percentage of originations	73%	67%	66%
Refinances as a percentage of originations	27	33	34
Total	100%	100%	100%

Production Margin:
Production revenue (B) (1)	$20,526	$20,603	$17,677
Production margin (B / A)	2.64%	2.34%	2.45%

Mortgage Servicing:
Loans serviced for others (C)	$4,795,335	$2,929,133	$1,972,592
MSRs, at fair value (D)	54,572	33,676	21,596
Percentage of MSRs to loans serviced for others (D / C)	1.14%	1.15%	1.09%

Components of Mortgage Banking Revenue:
Production revenue	$20,526	$20,603	$17,677
MSR capitalization, net of payoffs and paydowns	2,957	4,216	2,337
MSR fair value adjustments	4,133	46	156
Servicing income	2,905	1,942	1,316
Other	439	604	452
Total mortgage banking revenue	$30,960	$27,411	$21,938

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options remained relatively stable in the first quarter of 2018. There were no outstanding call option contracts at March 31, 2018, December 31, 2017 or March 31, 2017.

The increase in operating lease income in the current quarter compared to the fourth quarter of 2017 is primarily related to a $1.1 million gain realized from the sale of certain equipment held on operating leases.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	March 31,	December 31,	March 31,	Q1 2018 compared to Q4 2017		Q1 2018 compared to Q1 2017
(Dollars in thousands)	2018	2017	2017	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$61,986	$58,239	$55,008	$3,747	6%	$6,978	13%
Commissions and incentive compensation	31,949	40,723	26,643	(8,774)	(22)	5,306	20
Benefits	18,501	19,047	17,665	(546)	(3)	836	5
Total salaries and employee benefits	112,436	118,009	99,316	(5,573)	(5)	13,120	13
Equipment	10,072	9,500	9,002	572	6	1,070	12
Operating lease equipment depreciation	6,533	7,015	4,636	(482)	(7)	1,897	41
Occupancy, net	13,767	14,154	13,101	(387)	(3)	666	5
Data processing	8,493	7,915	7,925	578	7	568	7
Advertising and marketing	8,824	7,382	5,150	1,442	20	3,674	71
Professional fees	6,649	8,879	4,660	(2,230)	(25)	1,989	43
Amortization of other intangible assets	1,004	1,028	1,164	(24)	(2)	(160)	(14)
FDIC insurance	4,362	4,324	4,156	38	1	206	5
OREO expense, net	2,926	599	1,665	2,327	NM	1,261	76
Other:
Commissions - 3rd party brokers	1,252	1,057	1,098	195	18	154	14
Postage	1,866	1,427	1,442	439	31	424	29
Miscellaneous	16,165	15,291	14,803	874	6	1,362	9
Total other	19,283	17,775	17,343	1,508	8	1,940	11
Total Non-Interest Expense	$194,349	$196,580	$168,118	$(2,231)	(1)%	$26,231	16%
NM - Not meaningful

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense decreased in the current quarter compared to the fourth quarter of 2017 primarily as a result of lower commissions and incentive compensation, partially offset by higher salaries in the current quarter. The decrease in commissions and incentive compensation was the result of an increase in bonus and long-term performance-based incentive compensation recognized in the fourth quarter of 2017 due to higher current and projected earnings as impacted by the higher rate environment, lower taxes and balance sheet growth at that time as well as an increase in salaries and employee benefits (primarily health plan related). Additionally, salaries and employee benefits expense in the fourth quarter of 2017 included $1.2 million of additional expense related to pension obligations assumed in previous acquisitions. These decreases were partially offset by a $3.7 million increase in salaries primarily due to $2.4 million of additional salaries from the Veterans First acquisition as well as increases from merit-based salary increases for current employees effective in February and an increase of the minimum wage for eligible hourly employees effective in March.

The increase in advertising and marketing expenses during the current quarter compared to the fourth quarter of 2017 and the first quarter of 2017 is primarily related to higher expenses for community advertisements and sponsorships as well as mass media. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs and type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The decrease in professional fees during the current quarter compared to the fourth quarter of 2017 is primarily related to lower consulting fees related to continued investments in various areas of the Company including technology and an enhanced digital customer experience. Professional fees include legal, audit and tax fees, external loan review costs, consulting arrangements and normal regulatory exam assessments.

The increase in OREO expense in the current quarter compared to the fourth quarter of 2017 was primarily the result of negative valuation adjustments and realized losses on the sale of certain OREO properties as a result of our continuing efforts to address and resolve non-performing assets in a timely fashion. OREO expenses include all costs associated with obtaining, maintaining and selling other real estate owned properties as well as valuation adjustments.

INCOME TAXES

The Company recorded income tax expense of $26.1 million in the first quarter of 2018 compared to $27.0 million in the fourth quarter of 2017 and $29.6 million in the first quarter of 2017. The effective tax rates were 24.14% in the first quarter of 2018, 28.19% in the fourth quarter of 2017 and 33.67% in the first quarter of 2017. The lower effective tax rate for the first quarter of 2018 was primarily due to reduction of the federal corporate tax rate as a result of Tax Reform and recording $2.6 million of excess tax benefits related to income taxes attributed to share-based compensation. Excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY

Allowance for Credit Losses, excluding covered loans

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Allowance for loan losses at beginning of period	$137,905	$133,119	$122,291
Provision for credit losses	8,346	7,772	5,316
Other adjustments (1)	(40)	698	(56)
Reclassification (to) from allowance for unfunded lending-related commitments	26	7	(138)
Charge-offs:
Commercial	2,687	1,340	641
Commercial real estate	813	1,001	261
Home equity	357	728	625
Residential real estate	571	542	329
Premium finance receivables - commercial	4,721	2,314	1,427
Premium finance receivables - life insurance	—	—	—
Consumer and other	129	207	134
Total charge-offs	9,278	6,132	3,417
Recoveries:
Commercial	262	235	273
Commercial real estate	1,687	1,037	554
Home equity	123	359	65
Residential real estate	40	165	178
Premium finance receivables - commercial	385	613	612
Premium finance receivables - life insurance	—	—	—
Consumer and other	47	32	141
Total recoveries	2,544	2,441	1,823
Net charge-offs	(6,734)	(3,691)	(1,594)
Allowance for loan losses at period end	$139,503	$137,905	$125,819
Allowance for unfunded lending-related commitments at period end	1,243	1,269	1,811
Allowance for credit losses at period end	$140,746	$139,174	$127,630
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.14%	0.07%	0.03%
Commercial real estate	(0.05)	0.00	(0.02)
Home equity	0.15	0.22	0.32
Residential real estate	0.19	0.13	0.06
Premium finance receivables - commercial	0.68	0.26	0.13
Premium finance receivables - life insurance	0.00	0.00	0.00
Consumer and other	0.26	0.52	(0.02)
Total loans, net of unearned income, excluding covered loans	0.12%	0.07%	0.03%
Net charge-offs as a percentage of the provision for credit losses	80.69%	47.49%	29.98%
Loans at period-end, excluding covered loans	$22,062,134	$21,640,797	$19,931,058
Allowance for loan losses as a percentage of loans at period end	0.63%	0.64%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.64%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the first quarter of 2018 totaled 12 basis points on an annualized basis compared to seven basis points on an annualized basis in the fourth quarter of 2017 and three basis points on an annualized basis in the first quarter of 2017. Net charge-offs totaled $6.7 million in the first quarter of 2018, a $3.0 million increase from $3.7 million in the fourth quarter of 2017 and a $5.1 million increase from $1.6 million in the first quarter of 2017. The increase in the first quarter of 2018 compared to both comparative periods is primarily the result of increased net charge-offs within the commercial insurance premium finance receivables portfolio. The provision for credit losses, excluding the provision for covered loan losses, totaled $8.3 million for the first quarter of 2018 compared to $7.8 million for the fourth quarter of 2017 and $5.3 million for the first quarter of 2017.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances, however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provided a provision for covered loan losses on covered loans when applicable.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented, including covered loans:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Provision for loan losses	$8,372	$7,779	$5,178
Provision for unfunded lending-related commitments	(26)	(7)	138
Provision for covered loan losses	—	—	(107)
Provision for credit losses	$8,346	$7,772	$5,209

	Period End
	March 31,	December 31,	March 31,
	2018	2017	2017
Allowance for loan losses	$139,503	$137,905	$125,819
Allowance for unfunded lending-related commitments	1,243	1,269	1,811
Allowance for covered loan losses	—	—	1,319
Allowance for credit losses	$140,746	$139,174	$128,949

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of March 31, 2018 and December 31, 2017.

	As of March 31, 2018
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,989,211	$36,092	0.90%
Asset-based lending	977,063	8,315	0.85
Tax exempt	380,264	2,602	0.68
Leases	412,786	1,222	0.30
Commercial real estate:(1)
Residential construction	44,328	860	1.94
Commercial construction	769,330	8,723	1.13
Land	121,005	3,988	3.30
Office	853,839	5,795	0.68
Industrial	872,761	5,895	0.68
Retail	861,249	8,101	0.94
Multi-family	903,778	9,599	1.06
Mixed use and other	1,866,691	14,319	0.77
Home equity(1)	571,925	9,719	1.70
Residential real estate(1)	823,322	6,073	0.74
Total core loan portfolio	$13,447,552	$121,303	0.90%
Commercial:
Franchise	$852,166	$7,032	0.83%
Mortgage warehouse lines of credit	163,470	1,297	0.79
Community Advantage - homeowner associations	168,656	422	0.25
Aircraft	2,904	42	1.45
Purchased non-covered commercial loans (2)	114,351	612	0.54
Commercial real estate:
Purchased non-covered commercial real estate (2)	340,539	201	0.06
Purchased non-covered home equity (2)	54,622	141	0.26
Purchased non-covered residential real estate (2)	45,782	205	0.45
Premium finance receivables
U.S. commercial insurance loans	2,263,019	5,415	0.24
Canada commercial insurance loans (2)	313,131	491	0.16
Life insurance loans (1)	4,002,726	1,427	0.04
Purchased life insurance loans (2)	187,235	—	—
Consumer and other (1)	103,312	911	0.88
Purchased non-covered consumer and other (2)	2,669	4	0.15
Total consumer, niche and purchased loan portfolio	$8,614,582	$18,200	0.21%
Total loans, net of unearned income, excluding covered loans	$22,062,134	$139,503	0.63%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of December 31, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,771,593	$36,812	0.98%
Asset-based lending	979,526	8,236	0.84
Tax exempt	380,523	2,600	0.68
Leases	411,721	1,242	0.30
Commercial real estate:(1)
Residential construction	47,241	889	1.88
Commercial construction	697,404	7,839	1.12
Land	124,740	3,835	3.07
Office	854,882	5,731	0.67
Industrial	846,191	5,762	0.68
Retail	915,769	7,353	0.80
Multi-family	885,905	9,495	1.07
Mixed use and other	1,835,612	13,814	0.75
Home equity(1)	602,175	10,319	1.71
Residential real estate(1)	783,842	6,447	0.82
Total core loan portfolio	$13,137,124	$120,374	0.92%
Commercial:
Franchise	$741,965	$6,367	0.86%
Mortgage warehouse lines of credit	194,524	1,454	0.75
Community Advantage - homeowner associations	164,837	412	0.25
Aircraft	2,984	42	1.41
Purchased non-covered commercial loans (2)	140,004	646	0.46
Commercial real estate:
Purchased non-covered commercial real estate (2)	372,874	509	0.14
Purchased non-covered home equity (2)	60,870	174	0.29
Purchased non-covered residential real estate (2)	48,278	241	0.50
Premium finance receivables
U.S. commercial insurance loans	2,315,644	4,872	0.21
Canada commercial insurance loans (2)	318,921	484	0.15
Life insurance loans (1)	3,835,790	1,490	0.04
Purchased life insurance loans (2)	199,269	—	—
Consumer and other (1)	104,204	836	0.80
Purchased non-covered consumer and other (2)	3,509	4	0.11
Total consumer, niche and purchased loan portfolio	$8,503,673	$17,531	0.21%
Total loans, net of unearned income, excluding covered loans	$21,640,797	$137,905	0.64%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of March 31, 2018 and December 31, 2017.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses.

In addition to the $139.5 million of allowance for loan losses, there is $4.0 million of non-accretable credit discount on purchased loans reported in accordance with ASC 310-30 that is available to absorb credit losses.

The tables below show the aging of the Company’s loan portfolio at March 31, 2018 and December 31, 2017:

		90+ days	60-89	30-59
As of March 31, 2018		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$14,007	$856	$771	$54,233	$6,991,004	$7,060,871
Commercial real estate (1)	21,825	3,107	3,563	58,469	6,546,556	6,633,520
Home equity	9,828	—	1,505	4,033	611,181	626,547
Residential real estate (1)	17,214	1,437	229	8,808	841,416	869,104
Premium finance receivables - commercial	17,342	8,547	6,543	17,756	2,525,962	2,576,150
Premium finance receivables - life insurance (1)	—	—	5,125	11,420	4,173,416	4,189,961
Consumer and other (1)	720	269	216	291	104,485	105,981
Total loans, net of unearned income	$80,936	$14,216	$17,952	$155,010	$21,794,020	$22,062,134

As of March 31, 2018 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	—%	0.8%	99.0%	100.0%
Commercial real estate (1)	0.3	—	0.1	0.9	98.7	100.0
Home equity	1.6	—	0.2	0.6	97.6	100.0
Residential real estate (1)	2.0	0.2	—	1.0	96.8	100.0
Premium finance receivables - commercial	0.7	0.3	0.3	0.7	98.0	100.0
Premium finance receivables - life insurance (1)	—	—	0.1	0.3	99.6	100.0
Consumer and other (1)	0.7	0.3	0.2	0.3	98.5	100.0
Total loans, net of unearned income	0.4%	0.1%	0.1%	0.7%	98.7%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of December 31, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$15,696	$877	$4,218	$29,407	$6,737,479	$6,787,677
Commercial real estate (1)	22,048	7,135	4,346	29,326	6,517,763	6,580,618
Home equity	8,978	—	518	4,634	648,915	663,045
Residential real estate (1)	17,977	5,304	1,303	8,378	799,158	832,120
Premium finance receivables - commercial	12,163	9,242	17,796	15,849	2,579,515	2,634,565
Premium finance receivables - life insurance (1)	—	—	4,837	10,017	4,020,205	4,035,059
Consumer and other (1)	740	101	242	727	105,903	107,713
Total loans, net of unearned income	$77,602	$22,659	$33,260	$98,338	$21,408,938	$21,640,797

As of December 31, 2017 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	0.1%	0.4%	99.3%	100.0%
Commercial real estate (1)	0.3	0.1	0.1	0.4	99.1	100.0
Home equity	1.4	—	0.1	0.7	97.8	100.0
Residential real estate (1)	2.2	0.6	0.2	1.0	96.0	100.0
Premium finance receivables - commercial	0.5	0.4	0.7	0.6	97.8	100.0
Premium finance receivables - life insurance (1)	—	—	0.1	0.2	99.7	100.0
Consumer and other (1)	0.7	0.1	0.2	0.7	98.3	100.0
Total loans, net of unearned income	0.4%	0.1%	0.2%	0.5%	98.8%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of March 31, 2018, $18.0 million of all loans, or 0.1%, were 60 to 89 days past due and $155.0 million, or 0.7%, were 30 to 59 days (or one payment) past due. As of December 31, 2017, $33.3 million of all loans, or 0.2%, were 60 to 89 days past due and $98.3 million, or 0.5%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at March 31, 2018 that are current with regard to the contractual terms of the loan agreement represent 97.6% of the total home equity portfolio. Residential real estate loans at March 31, 2018 that are current with regards to the contractual terms of the loan agreements comprise 96.8% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017 (3)	2017
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$100
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	—	3,278	—
Premium finance receivables - commercial	8,547	9,242	4,991
Premium finance receivables - life insurance	—	—	2,024
Consumer and other	207	40	104
Total loans past due greater than 90 days and still accruing	8,754	12,560	7,219
Non-accrual loans(2):
Commercial	14,007	15,696	14,307
Commercial real estate	21,825	22,048	20,809
Home equity	9,828	8,978	11,722
Residential real estate	17,214	17,977	11,943
Premium finance receivables - commercial	17,342	12,163	12,629
Premium finance receivables - life insurance	—	—	—
Consumer and other	720	740	350
Total non-accrual loans	80,936	77,602	71,760
Total non-performing loans:
Commercial	14,007	15,696	14,407
Commercial real estate	21,825	22,048	20,809
Home equity	9,828	8,978	11,722
Residential real estate	17,214	21,255	11,943
Premium finance receivables - commercial	25,889	21,405	17,620
Premium finance receivables - life insurance	—	—	2,024
Consumer and other	927	780	454
Total non-performing loans	$89,690	$90,162	$78,979
Other real estate owned	18,481	20,244	17,090
Other real estate owned - from acquisitions	18,117	20,402	22,774
Other repossessed assets	113	153	544
Total non-performing assets	$126,401	$130,961	$119,387
TDRs performing under the contractual terms of the loan agreement	$39,562	$39,683	$28,392
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.20%	0.23%	0.24%
Commercial real estate	0.33	0.34	0.33
Home equity	1.57	1.35	1.66
Residential real estate	1.98	2.55	1.66
Premium finance receivables - commercial	1.00	0.81	0.72
Premium finance receivables - life insurance	—	—	0.06
Consumer and other	0.87	0.72	0.38
Total loans, net of unearned income	0.41%	0.42%	0.40%
Total non-performing assets as a percentage of total assets	0.44%	0.47%	0.46%
Allowance for loan losses as a percentage of total non-performing loans	155.54%	152.95%	159.31%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $8.1 million, $10.1 million and $11.3 million as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

The ratio of non-performing assets to total assets was 0.44% as of March 31, 2018, compared to 0.47% at December 31, 2017, and 0.46% at March 31, 2017. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $126.4 million at March 31, 2018, compared to $131.0 million at December 31, 2017 and $119.4 million at March 31, 2017. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $89.7 million, or 0.41% of total loans, at March 31, 2018 compared to $90.2 million, or 0.42% of total loans, at December 31, 2017 and $79.0 million, or 0.40% of total loans, at March 31, 2017. OREO, excluding covered OREO, of $36.6 million at March 31, 2018 decreased $4.0 million compared to $40.6 million at December 31, 2017 and decreased $3.3 million compared to $39.9 million at March 31, 2017. The decrease in the first quarter of 2018 was partly due to negative fair value adjustments realized on certain properties as a result of our continued monitoring and workout efforts.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans and non-covered PCI loans, for the periods presented:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Balance at beginning of period	$90,162	$77,983	$87,454
Additions, net, from non-covered portfolio	6,608	25,619	8,609
Additions, net, from covered non-performing loans subsequent to loss share expiration	—	2,572	—
Return to performing status	(3,753)	(426)	(1,592)
Payments received	(2,569)	(4,271)	(5,614)
Transfer to OREO and other repossessed assets	(1,981)	(3,960)	(1,661)
Charge-offs	(3,555)	(2,443)	(1,280)
Net change for niche loans (1)	4,778	(4,912)	(6,937)
Balance at end of period	$89,690	$90,162	$78,979

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Accruing TDRs:
Commercial	$19,803	$19,917	$4,607
Commercial real estate	16,087	16,160	18,923
Residential real estate and other	3,672	3,606	4,862
Total accrual	$39,562	$39,683	$28,392
Non-accrual TDRs: (1)
Commercial	$1,741	$4,000	$1,424
Commercial real estate	1,304	1,340	7,338
Residential real estate and other	5,069	4,763	2,515
Total non-accrual	$8,114	$10,103	$11,277
Total TDRs:
Commercial	$21,544	$23,917	$6,031
Commercial real estate	17,391	17,500	26,261
Residential real estate and other	8,741	8,369	7,377
Total TDRs	$47,676	$49,786	$39,669
Weighted-average contractual interest rate of TDRs	4.84%	4.40%	4.37%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of March 31, 2018, December 31, 2017 and March 31, 2017, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Balance at beginning of period	$40,646	$37,378	$40,282
Disposals/resolved	(3,679)	(6,107)	(2,644)
Transfers in at fair value, less costs to sell	1,789	6,733	2,268
Transfers in from covered OREO subsequent to loss share expiration	—	2,851	760
Fair value adjustments	(2,158)	(209)	(802)
Balance at end of period	$36,598	$40,646	$39,864

	Period End
	March 31,	December 31,	March 31,
Balance by Property Type	2018	2017	2017
Residential real estate	$6,407	$7,515	$7,597
Residential real estate development	2,229	2,221	1,240
Commercial real estate	27,962	30,910	31,027
Total	$36,598	$40,646	$39,864

Items Impacting Comparative Financial Results:

Acquisitions

On January 4, 2018, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of Veterans First, in a business combination. The Company also acquired mortgage servicing rights assets from Veterans First on approximately 10,000 loans, totaling an estimated $1.7 billion in unpaid principal balance. Veterans First is a consumer direct lender with three offices, operating two in Salt Lake City and one in San Diego, and originated in excess of $800 million in loans in 2017.

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of American Homestead Mortgage, LLC ("AHM"), in a business combination. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

Termination of Loss Share Agreements

On October 16, 2017, the Company entered in agreements with the FDIC that terminated all existing loss share agreements with the FDIC. The loss share agreements were related to the Company’s acquisition of assets and assumption of liabilities of eight failed banks through FDIC assisted transactions in 2010, 2011 and 2012.

Under terms of the agreements, the Company made a net payment of $15.2 million to the FDIC as consideration for the early termination of the loss share agreements. The Company recorded a pre-tax gain of approximately $0.4 million in the fourth quarter of 2017 to write off the remaining loss share asset, relieve the claw-back liability and recognize the payment to the FDIC.

Approximately $0.2 million of the remaining net indemnification liabilities that were scheduled to be amortized against future earnings did not occur for the remainder of the fourth quarter of 2017. Additionally, $0.8 million, $0.8 million and $0.7 million each year in 2018, 2019 and 2020, respectively, of previously scheduled amortization will not occur.

The termination of the FDIC loss share agreements has no effect on yields of the loans that were previously covered under these agreements. Subsequent to this transaction, the Company is solely responsible for all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets as the FDIC will no longer share in those amounts.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Rolling Meadows, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•
FIRST Insurance Funding, a division of Lake Forest Bank & Trust Company, N.A., and Wintrust Life Finance, a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2017 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•	negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions;

•	harm to the Company’s reputation;

•	any negative perception of the Company’s financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•	failure or breaches of our security systems or infrastructure, or those of third parties;

•	security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;

•	adverse effects on our information technology systems resulting from failures, human error or cyberattacks;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;

•	changes in accounting standards, rules and interpretations such as the new CECL standard, and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	uncertainty about the future of LIBOR;

•	a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;

•	legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet as a result of the end of its program of quantitative easing or otherwise;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 1:00 p.m. (Central Time) on Tuesday, April 17, 2018 regarding first quarter 2018 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #5398424. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at http://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the first quarter 2018 earnings press release will be available on the home page of the Company’s website at http://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Selected Financial Condition Data (at end of period):
Total assets	$28,456,772	$27,915,970	$27,358,162	$26,929,265	$25,778,893
Total loans, excluding covered loans	22,062,134	21,640,797	20,912,781	20,743,332	19,931,058
Total deposits	23,279,327	23,183,347	22,895,063	22,605,692	21,730,441
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	3,031,250	2,976,939	2,908,925	2,839,458	2,764,983
Selected Statements of Income Data:
Net interest income	225,082	219,099	215,988	204,409	192,580
Net revenue (1)	310,761	300,137	295,719	294,381	261,345
Net income	81,981	68,781	65,626	64,897	58,378
Net income per common share – Basic	$1.42	$1.19	$1.14	$1.15	$1.05
Net income per common share – Diluted	$1.40	$1.17	$1.12	$1.11	$1.00
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.54%	3.45%	3.43%	3.41%	3.36%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.56%	3.49%	3.46%	3.43%	3.39%
Non-interest income to average assets	1.25%	1.18%	1.17%	1.39%	1.11%
Non-interest expense to average assets	2.83%	2.87%	2.70%	2.83%	2.70%
Net overhead ratio (3)	1.58%	1.69%	1.53%	1.44%	1.60%
Return on average assets	1.20%	1.00%	0.96%	1.00%	0.94%
Return on average common equity	11.29%	9.39%	9.15%	9.55%	8.93%
Return on average tangible common equity (non-GAAP) (2)	14.02%	11.65%	11.39%	12.02%	11.44%
Average total assets	$27,809,597	$27,179,484	$27,012,295	$26,050,949	$25,207,348
Average total shareholders’ equity	2,995,592	2,942,999	2,882,682	2,800,905	2,739,050
Average loans to average deposits ratio (excluding covered loans)	95.2%	92.3%	91.8%	94.1%	92.5%
Common Share Data at end of period:
Market price per common share	$86.05	$82.37	$78.31	$76.44	$69.12
Book value per common share (2)	$51.66	$50.96	$49.86	$48.73	$47.88
Tangible common book value per share (2)	$42.17	$41.68	$40.53	$39.40	$37.97
Common shares outstanding	56,256,498	55,965,207	55,838,063	55,699,927	52,503,663
Other Data at end of period:(6)
Leverage Ratio(4)	9.4%	9.3%	9.2%	9.2%	9.3%
Tier 1 Capital to risk-weighted assets (4)	10.0%	9.9%	10.0%	9.8%	10.0%
Common equity Tier 1 capital to risk-weighted assets (4)	9.5%	9.4%	9.5%	9.3%	8.9%
Total capital to risk-weighted assets (4)	12.1%	12.0%	12.2%	12.0%	12.2%
Allowance for credit losses (5)	$140,746	$139,174	$134,395	$131,296	$127,630
Non-performing loans	89,690	90,162	77,983	69,050	78,979
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.64%	0.63%	0.64%
Non-performing loans to total loans	0.41%	0.42%	0.37%	0.33%	0.40%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	157	157	156	153	155

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2018	2017	2017	2017	2017
Assets
Cash and due from banks	$231,407	$277,534	$251,896	$296,105	$214,102
Federal funds sold and securities purchased under resale agreements	57	57	56	56	3,046
Interest bearing deposits with banks	980,380	1,063,242	1,218,728	1,011,635	1,007,468
Available-for-sale securities, at fair value	1,895,688	1,803,666	1,665,903	1,649,636	1,803,733
Held-to-maturity securities, at amortized cost	892,937	826,449	819,340	793,376	667,764
Trading account securities	1,682	995	643	1,987	714
Equity securities with readily determinable fair value	37,832	—	—	—	—
Federal Home Loan Bank and Federal Reserve Bank stock	104,956	89,989	87,192	80,812	78,904
Brokerage customer receivables	24,531	26,431	23,631	23,281	23,171
Mortgage loans held-for-sale	411,505	313,592	370,282	382,837	288,964
Loans, net of unearned income, excluding covered loans	22,062,134	21,640,797	20,912,781	20,743,332	19,931,058
Covered loans	—	—	46,601	50,119	52,359
Total loans	22,062,134	21,640,797	20,959,382	20,793,451	19,983,417
Allowance for loan losses	(139,503)	(137,905)	(133,119)	(129,591)	(125,819)
Allowance for covered loan losses	—	—	(758)	(1,074)	(1,319)
Net loans	21,922,631	21,502,892	20,825,505	20,662,786	19,856,279
Premises and equipment, net	626,687	621,895	609,978	605,211	598,746
Lease investments, net	190,775	212,335	193,828	191,248	155,233
Accrued interest receivable and other assets	601,794	567,374	580,612	577,359	560,741
Trade date securities receivable	—	90,014	189,896	133,130	—
Goodwill	511,497	501,884	502,021	500,260	499,341
Other intangible assets	22,413	17,621	18,651	19,546	20,687
Total assets	$28,456,772	$27,915,970	$27,358,162	$26,929,265	$25,778,893
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$6,612,319	$6,792,497	$6,502,409	$6,294,052	$5,790,579
Interest bearing	16,667,008	16,390,850	16,392,654	16,311,640	15,939,862
Total deposits	23,279,327	23,183,347	22,895,063	22,605,692	21,730,441
Federal Home Loan Bank advances	915,000	559,663	468,962	318,270	227,585
Other borrowings	247,092	266,123	251,680	277,710	238,787
Subordinated notes	139,111	139,088	139,052	139,029	138,993
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	—	880	5,151	—
Accrued interest payable and other liabilities	591,426	537,244	440,034	490,389	424,538
Total liabilities	25,425,522	24,939,031	24,449,237	24,089,807	23,013,910
Shareholders’ Equity:
Preferred stock	125,000	125,000	125,000	125,000	251,257
Common stock	56,364	56,068	55,940	55,802	52,605
Surplus	1,540,673	1,529,035	1,519,596	1,511,080	1,381,886
Treasury stock	(5,355)	(4,986)	(4,884)	(4,884)	(4,884)
Retained earnings	1,387,663	1,313,657	1,254,759	1,198,997	1,143,943
Accumulated other comprehensive loss	(73,095)	(41,835)	(41,486)	(46,537)	(59,824)
Total shareholders’ equity	3,031,250	2,976,939	2,908,925	2,839,458	2,764,983
Total liabilities and shareholders’ equity	$28,456,772	$27,915,970	$27,358,162	$26,929,265	$25,778,893

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2018	2017	2017	2017	2017
Interest income
Interest and fees on loans	234,994	226,447	223,897	209,289	196,916
Mortgage loans held-for-sale	2,818	3,291	3,223	3,420	2,398
Interest bearing deposits with banks	2,796	2,723	3,272	1,634	1,623
Federal funds sold and securities purchased under resale agreements	—	—	—	1	1
Investment securities	19,128	18,160	16,058	15,524	13,573
Trading account securities	14	2	8	4	11
Federal Home Loan Bank and Federal Reserve Bank stock	1,298	1,067	1,080	1,153	1,070
Brokerage customer receivables	157	150	150	156	167
Total interest income	261,205	251,840	247,688	231,181	215,759
Interest expense
Interest on deposits	26,549	24,930	23,655	18,471	16,270
Interest on Federal Home Loan Bank advances	3,639	2,124	2,151	2,933	1,590
Interest on other borrowings	1,699	1,600	1,482	1,149	1,139
Interest on subordinated notes	1,773	1,786	1,772	1,786	1,772
Interest on junior subordinated debentures	2,463	2,301	2,640	2,433	2,408
Total interest expense	36,123	32,741	31,700	26,772	23,179
Net interest income	225,082	219,099	215,988	204,409	192,580
Provision for credit losses	8,346	7,772	7,896	8,891	5,209
Net interest income after provision for credit losses	216,736	211,327	208,092	195,518	187,371
Non-interest income
Wealth management	22,986	21,910	19,803	19,905	20,148
Mortgage banking	30,960	27,411	28,184	35,939	21,938
Service charges on deposit accounts	8,857	8,907	8,645	8,696	8,265
(Losses) gains on investment securities, net	(351)	14	39	47	(55)
Fees from covered call options	1,597	1,610	1,143	890	759
Trading gains (losses), net	103	24	(129)	(420)	(320)
Operating lease income, net	9,691	8,598	8,461	6,805	5,782
Other	11,836	12,564	13,585	18,110	12,248
Total non-interest income	85,679	81,038	79,731	89,972	68,765
Non-interest expense
Salaries and employee benefits	112,436	118,009	106,251	106,502	99,316
Equipment	10,072	9,500	9,947	9,909	9,002
Operating lease equipment depreciation	6,533	7,015	6,794	5,662	4,636
Occupancy, net	13,767	14,154	13,079	12,586	13,101
Data processing	8,493	7,915	7,851	7,804	7,925
Advertising and marketing	8,824	7,382	9,572	8,726	5,150
Professional fees	6,649	8,879	6,786	7,510	4,660
Amortization of other intangible assets	1,004	1,028	1,068	1,141	1,164
FDIC insurance	4,362	4,324	3,877	3,874	4,156
OREO expense, net	2,926	599	590	739	1,665
Other	19,283	17,775	17,760	19,091	17,343
Total non-interest expense	194,349	196,580	183,575	183,544	168,118
Income before taxes	108,066	95,785	104,248	101,946	88,018
Income tax expense	26,085	27,004	38,622	37,049	29,640
Net income	$81,981	$68,781	$65,626	$64,897	$58,378
Preferred stock dividends	2,050	2,050	2,050	2,050	3,628
Net income applicable to common shares	$79,931	$66,731	$63,576	$62,847	$54,750
Net income per common share - Basic	$1.42	$1.19	$1.14	$1.15	$1.05
Net income per common share - Diluted	$1.40	$1.17	$1.12	$1.11	$1.00
Cash dividends declared per common share	$0.19	$0.14	$0.14	$0.14	$0.14
Weighted average common shares outstanding	56,137	55,924	55,796	54,775	52,267
Dilutive potential common shares	888	1,010	966	1,812	4,160
Average common shares and dilutive common shares	57,025	56,934	56,762	56,587	56,427

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Balance:
Commercial	$7,060,871	$6,787,677	$6,456,034	$6,406,289	$6,081,489
Commercial real estate	6,633,520	6,580,618	6,400,781	6,402,494	6,261,682
Home equity	626,547	663,045	672,969	689,483	708,258
Residential real estate	869,104	832,120	789,499	762,810	720,608
Premium finance receivables - commercial	2,576,150	2,634,565	2,664,912	2,648,386	2,446,946
Premium finance receivables - life insurance	4,189,961	4,035,059	3,795,474	3,719,043	3,593,563
Consumer and other	105,981	107,713	133,112	114,827	118,512
Total loans, net of unearned income, excluding covered loans	$22,062,134	$21,640,797	$20,912,781	$20,743,332	$19,931,058
Covered loans	—	—	46,601	50,119	52,359
Total loans, net of unearned income	$22,062,134	$21,640,797	$20,959,382	$20,793,451	$19,983,417
Mix:
Commercial	32%	31%	31%	31%	30%
Commercial real estate	30	30	31	31	31
Home equity	3	3	3	3	4
Residential real estate	4	4	3	3	4
Premium finance receivables - commercial	12	12	13	13	12
Premium finance receivables - life insurance	19	19	18	18	18
Consumer and other	—	1	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%	100%	100%
Covered loans	—	—	—	—	—
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Balance:
Non-interest bearing	$6,612,319	$6,792,497	$6,502,409	$6,294,052	$5,790,579
NOW and interest bearing demand deposits	2,315,122	2,315,055	2,273,025	2,459,238	2,484,676
Wealth management deposits (1)	2,495,134	2,323,699	2,171,758	2,464,162	2,390,464
Money market	4,617,122	4,515,353	4,607,995	4,449,385	4,555,752
Savings	2,901,504	2,829,373	2,673,201	2,419,463	2,287,958
Time certificates of deposit	4,338,126	4,407,370	4,666,675	4,519,392	4,221,012
Total deposits	$23,279,327	$23,183,347	$22,895,063	$22,605,692	$21,730,441
Mix:
Non-interest bearing	28%	29%	28%	28%	27%
NOW and interest bearing demand deposits	10	10	10	11	11
Wealth management deposits (1)	11	10	10	11	11
Money market	20	20	20	19	21
Savings	12	12	12	11	11
Time certificates of deposit	19	19	20	20	19
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Net interest income - FTE	$226,286	$221,226	$217,947	$206,108	$194,282
Call option income	1,597	1,610	1,143	890	759
Net interest income including call option income	$227,883	$222,836	$219,090	$206,998	$195,041
Yield on earning assets	4.13%	4.00%	3.96%	3.88%	3.79%
Rate on interest-bearing liabilities	0.83	0.75	0.73	0.63	0.58
Rate spread	3.30%	3.25%	3.23%	3.25%	3.21%
Less: Fully tax-equivalent adjustment	(0.02)	(0.04)	(0.03)	(0.02)	(0.03)
Net free funds contribution	0.26	0.24	0.23	0.18	0.18
Net interest margin (GAAP-derived)	3.54%	3.45%	3.43%	3.41%	3.36%
Fully tax-equivalent adjustment	0.02	0.04	0.03	0.02	0.03
Net interest margin - FTE	3.56%	3.49%	3.46%	3.43%	3.39%
Call option income	0.03	0.03	0.02	0.01	0.01
Net interest margin - FTE, including call option income	3.59%	3.52%	3.48%	3.44%	3.40%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Three Months Ended March 31,	Years Ended December 31,
(Dollars in thousands)	2018	2017	2016	2015	2014
Net interest income - FTE	$226,286	$839,563	$728,145	$646,238	$601,744
Call option income	1,597	4,402	11,470	15,364	7,859
Net interest income including call option income	$227,883	$843,965	$739,615	$661,602	$609,603
Yield on earning assets	4.13%	3.91%	3.67%	3.76%	3.96%
Rate on interest-bearing liabilities	0.83	0.67	0.57	0.54	0.55
Rate spread	3.30%	3.24%	3.10%	3.22%	3.41%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.02)	(0.02)	(0.02)
Net free funds contribution	0.26	0.20	0.16	0.14	0.12
Net interest margin (GAAP-derived)	3.54%	3.41%	3.24%	3.34%	3.51%
Fully tax-equivalent adjustment	0.02	0.03	0.02	0.02	0.02
Net interest margin - FTE	3.56%	3.44%	3.26%	3.36%	3.53%
Call option income	0.03	0.02	0.05	0.08	0.05
Net interest margin - FTE, including call option income	3.59%	3.46%	3.31%	3.44%	3.58%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2018	2017	2017	2017	2017
Interest-bearing deposits with banks and cash equivalents	$749,973	$914,319	$1,003,572	$722,349	$780,752
Investment securities	2,892,617	2,736,253	2,652,119	2,572,619	2,395,625
FHLB and FRB stock	105,414	82,092	81,928	99,438	94,090
Liquidity management assets	$3,748,004	$3,732,664	$3,737,619	$3,394,406	$3,270,467
Other earning assets	27,571	26,955	25,844	25,749	25,236
Mortgage loans held-for-sale	281,181	335,385	336,604	334,843	268,834
Loans, net of unearned income	21,711,342	21,080,984	20,858,618	20,264,875	19,654,772
Covered loans	—	6,025	48,415	51,823	56,872
Total earning assets	$25,768,098	$25,182,013	$25,007,100	$24,071,696	$23,276,181
Allowance for loan and covered loan losses	(143,108)	(138,584)	(135,519)	(132,053)	(127,425)
Cash and due from banks	254,489	244,097	242,186	242,495	229,588
Other assets	1,930,118	1,891,958	1,898,528	1,868,811	1,829,004
Total assets	$27,809,597	$27,179,484	$27,012,295	$26,050,949	$25,207,348
NOW and interest bearing demand deposits	$2,255,692	$2,284,576	$2,344,848	$2,470,130	$2,512,598
Wealth management deposits	2,250,139	2,005,197	2,320,674	2,091,251	2,082,285
Money market accounts	4,520,620	4,611,515	4,471,342	4,435,670	4,407,901
Savings accounts	2,813,772	2,741,621	2,581,946	2,329,195	2,227,024
Time deposits	4,322,111	4,581,464	4,573,081	4,295,428	4,236,862
Interest-bearing deposits	$16,162,334	$16,224,373	$16,291,891	$15,621,674	$15,466,670
Federal Home Loan Bank advances	872,811	324,748	324,996	689,600	181,338
Other borrowings	263,125	255,972	268,850	240,547	255,012
Subordinated notes	139,094	139,065	139,035	139,007	138,980
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$17,690,930	$17,197,724	$17,278,338	$16,944,394	$16,295,566
Non-interest bearing deposits	6,639,845	6,605,553	6,419,326	5,904,679	5,787,034
Other liabilities	483,230	433,208	431,949	400,971	385,698
Equity	2,995,592	2,942,999	2,882,682	2,800,905	2,739,050
Total liabilities and shareholders’ equity	$27,809,597	$27,179,484	$27,012,295	$26,050,949	$25,207,348

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	1.51%	1.18%	1.29%	0.91%	0.84%
Investment securities	2.76	2.78	2.54	2.55	2.45
FHLB and FRB stock	4.99	5.15	5.23	4.66	4.61
Liquidity management assets	2.57%	2.44%	2.26%	2.27%	2.13%
Other earning assets	2.56	2.27	2.49	2.53	2.95
Mortgage loans held-for-sale	4.06	3.89	3.80	4.10	3.62
Loans, net of unearned income	4.40	4.28	4.27	4.15	4.06
Covered loans	—	5.66	4.91	5.01	6.55
Total earning assets	4.13%	4.00%	3.96%	3.88%	3.79%
Rate paid on:
NOW and interest bearing demand deposits	0.25%	0.24%	0.22%	0.20%	0.18%
Wealth management deposits	0.98	0.80	0.81	0.55	0.45
Money market accounts	0.42	0.36	0.31	0.24	0.20
Savings accounts	0.39	0.39	0.33	0.26	0.24
Time deposits	1.16	1.09	1.04	0.95	0.89
Interest-bearing deposits	0.67%	0.61%	0.58%	0.47%	0.43%
Federal Home Loan Bank advances	1.69	2.59	2.63	1.71	3.55
Other borrowings	2.62	2.48	2.19	1.92	1.81
Subordinated notes	5.10	5.14	5.10	5.14	5.10
Junior subordinated debentures	3.89	3.55	4.07	3.80	3.80
Total interest-bearing liabilities	0.83%	0.75%	0.73%	0.63%	0.58%
Interest rate spread	3.30%	3.25%	3.23%	3.25%	3.21%
Less: Fully tax-equivalent adjustment	(0.02)	(0.04)	(0.03)	(0.02)	(0.03)
Net free funds/contribution	0.26	0.24	0.23	0.18	0.18
Net interest margin (GAAP)	3.54%	3.45%	3.43%	3.41%	3.36%
Fully tax-equivalent adjustment	0.02	0.04	0.03	0.02	0.03
Net interest margin - FTE	3.56%	3.49%	3.46%	3.43%	3.39%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2018	2017	2017	2017	2017
Brokerage	$6,031	$6,067	$5,127	$5,449	$6,220
Trust and asset management	16,955	15,843	14,676	14,456	13,928
Total wealth management	22,986	21,910	19,803	19,905	20,148
Mortgage banking	30,960	27,411	28,184	35,939	21,938
Service charges on deposit accounts	8,857	8,907	8,645	8,696	8,265
(Losses) gains on investment securities, net	(351)	14	39	47	(55)
Fees from covered call options	1,597	1,610	1,143	890	759
Trading gains (losses), net	103	24	(129)	(420)	(320)
Operating lease income, net	9,691	8,598	8,461	6,805	5,782
Other:
Interest rate swap fees	2,237	1,963	1,762	2,221	1,433
BOLI	714	754	897	888	985
Administrative services	1,061	1,103	1,052	986	1,024
Early pay-offs of capital leases	33	7	—	10	1,211
Miscellaneous	7,791	8,737	9,874	14,005	7,595
Total other income	11,836	12,564	13,585	18,110	12,248
Total Non-Interest Income	$85,679	$81,038	$79,731	$89,972	$68,765
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2018	2017	2017	2017	2017
Salaries and employee benefits:
Salaries	$61,986	$58,239	$57,689	$55,215	$55,008
Commissions and incentive compensation	31,949	40,723	32,095	34,050	26,643
Benefits	18,501	19,047	16,467	17,237	17,665
Total salaries and employee benefits	112,436	118,009	106,251	106,502	99,316
Equipment	10,072	9,500	9,947	9,909	9,002
Operating lease equipment depreciation	6,533	7,015	6,794	5,662	4,636
Occupancy, net	13,767	14,154	13,079	12,586	13,101
Data processing	8,493	7,915	7,851	7,804	7,925
Advertising and marketing	8,824	7,382	9,572	8,726	5,150
Professional fees	6,649	8,879	6,786	7,510	4,660
Amortization of other intangible assets	1,004	1,028	1,068	1,141	1,164
FDIC insurance	4,362	4,324	3,877	3,874	4,156
OREO expense, net	2,926	599	590	739	1,665
Other:
Commissions - 3rd party brokers	1,252	1,057	990	1,033	1,098
Postage	1,866	1,427	1,814	2,080	1,442
Miscellaneous	16,165	15,291	14,956	15,978	14,803
Total other expense	19,283	17,775	17,760	19,091	17,343
Total Non-Interest Expense	$194,349	$196,580	$183,575	$183,544	$168,118

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Allowance for loan losses at beginning of period	$137,905	$133,119	$129,591	$125,819	$122,291
Provision for credit losses	8,346	7,772	7,942	8,952	5,316
Other adjustments (1)	(40)	698	(39)	(30)	(56)
Reclassification (to) from allowance for unfunded lending-related commitments	26	7	94	106	(138)
Charge-offs:
Commercial	2,687	1,340	2,265	913	641
Commercial real estate	813	1,001	989	1,985	261
Home equity	357	728	968	1,631	625
Residential real estate	571	542	267	146	329
Premium finance receivables - commercial	4,721	2,314	1,716	1,878	1,427
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	129	207	213	175	134
Total charge-offs	9,278	6,132	6,418	6,728	3,417
Recoveries:
Commercial	262	235	801	561	273
Commercial real estate	1,687	1,037	323	276	554
Home equity	123	359	178	144	65
Residential real estate	40	165	55	54	178
Premium finance receivables - commercial	385	613	499	404	612
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	47	32	93	33	141
Total recoveries	2,544	2,441	1,949	1,472	1,823
Net charge-offs	(6,734)	(3,691)	(4,469)	(5,256)	(1,594)
Allowance for loan losses at period end	$139,503	$137,905	$133,119	$129,591	$125,819
Allowance for unfunded lending-related commitments at period end	1,243	1,269	1,276	1,705	1,811
Allowance for credit losses at period end	$140,746	$139,174	$134,395	$131,296	$127,630
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.14%	0.07%	0.09%	0.02%	0.03%
Commercial real estate	(0.05)	0.00	0.04	0.11	(0.02)
Home equity	0.15	0.22	0.46	0.85	0.32
Residential real estate	0.19	0.13	0.08	0.03	0.06
Premium finance receivables - commercial	0.68	0.26	0.18	0.23	0.13
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.26	0.52	0.37	0.45	(0.02)
Total loans, net of unearned income, excluding covered loans	0.12%	0.07%	0.08%	0.10%	0.03%
Net charge-offs as a percentage of the provision for credit losses	80.69%	47.49%	56.27%	58.71%	29.98%
Loans at period-end	$22,062,134	$21,640,797	$20,912,781	$20,743,332	$19,931,058
Allowance for loan losses as a percentage of loans at period end	0.63%	0.64%	0.64%	0.62%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.64%	0.63%	0.64%

(1)	Includes $742,000 of allowance for covered loan losses reclassified as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017 (3)	2017	2017	2017
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—	$—	$100
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	3,278	—	179	—
Premium finance receivables - commercial	8,547	9,242	9,584	5,922	4,991
Premium finance receivables - life insurance	—	—	6,740	1,046	2,024
Consumer and other	207	40	159	63	104
Total loans past due greater than 90 days and still accruing	8,754	12,560	16,483	7,210	7,219
Non-accrual loans(2):
Commercial	14,007	15,696	13,931	10,191	14,307
Commercial real estate	21,825	22,048	14,878	16,980	20,809
Home equity	9,828	8,978	7,581	9,482	11,722
Residential real estate	17,214	17,977	14,743	14,292	11,943
Premium finance receivables - commercial	17,342	12,163	9,827	10,456	12,629
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	720	740	540	439	350
Total non-accrual loans	80,936	77,602	61,500	61,840	71,760
Total non-performing loans:
Commercial	14,007	15,696	13,931	10,191	14,407
Commercial real estate	21,825	22,048	14,878	16,980	20,809
Home equity	9,828	8,978	7,581	9,482	11,722
Residential real estate	17,214	21,255	14,743	14,471	11,943
Premium finance receivables - commercial	25,889	21,405	19,411	16,378	17,620
Premium finance receivables - life insurance	—	—	6,740	1,046	2,024
Consumer and other	927	780	699	502	454
Total non-performing loans	$89,690	$90,162	$77,983	$69,050	$78,979
Other real estate owned	18,481	20,244	17,312	16,853	17,090
Other real estate owned - from acquisitions	18,117	20,402	20,066	22,508	22,774
Other repossessed assets	113	153	301	532	544
Total non-performing assets	$126,401	$130,961	$115,662	$108,943	$119,387
TDRs performing under the contractual terms of the loan agreement	$39,562	$39,683	$26,972	$28,008	$28,392
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.20%	0.23%	0.22%	0.16%	0.24%
Commercial real estate	0.33	0.34	0.23	0.27	0.33
Home equity	1.57	1.35	1.13	1.38	1.66
Residential real estate	1.98	2.55	1.87	1.90	1.66
Premium finance receivables - commercial	1.00	0.81	0.73	0.62	0.72
Premium finance receivables - life insurance	—	—	0.18	0.03	0.06
Consumer and other	0.87	0.72	0.53	0.44	0.38
Total loans, net of unearned income	0.41%	0.42%	0.37%	0.33%	0.40%
Total non-performing assets as a percentage of total assets	0.44%	0.47%	0.42%	0.40%	0.46%
Allowance for loan losses as a percentage of total non-performing loans	155.54%	152.95%	170.70%	187.68%	159.31%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $8.1 million, $10.1 million, $6.2 million, $5.1 million and $11.3 million as of March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.

(3)
Includes $2.6 million of non-performing loans and $2.9 million of other real estate owned reclassified from covered assets as a result of the termination of all existing loss share agreements with the FDIC during the fourth quarter of 2017.